NSCORE VARIABLE ANNUITIES
Your Investment. Your Choice.
ANNUITIES
National Security
Life and Annuity Co.
New York, New York

National Security’s series of NScore variable annuities offers an array of portfolio options from some of the most recognized and experienced fund families.
Life changes. We’ll be there.®
Our mission is to make a difference in your life by helping you achieve financial security and independence today – and for generations to come.

Among these 26 asset managers, you have a variety of philosophies, expertise, and asset classes, allowing you the opportunity to build a diverse portfolio to meet your time horizon and risk tolerance.

With a National Security variable annuity, you will have access to the following asset managers:

There are over 85 individual portfolios to choose from when it comes time to determine the right investment strategy for you. Of these, 17 are Managed Volatility Portfolios (MVPs),* which exercise different management strategies than traditional portfolios.

If you decide that building your own investment strategy is not the best choice, National Security also offers 6 pre-set dynamic asset allocation models to simplify the allocation process. Each model offers diversification by asset class and fund manager, allowing you to select the strategy to help meet your individual goals and needs.

*	Please note that there are investment requirements if you choose to purchase an optional living benefit rider with your NScore variable annuity. Living benefit riders require that you invest amongst the MVPs or Managed Volatility Model. Please see pages 3-4 for more details.

Individual Portfolio Choices

National Security’s portfolio line-up ranges across various asset classes and investment styles. This provides you the opportunity to build your individual investment strategy in order to meet your risk tolerance and time horizon. You also have the flexibility to adjust your allocations if your investment needs change.

CASH EQ/FA	Inception Date	Asset Category
Fidelity® VIP Government Money Market Portfolio †	4/1/82	Money Market

FIXED INCOME	Inception Date	Asset Category
Bond Portfolio (Ohio National)	11/2/82	Corporate Bond
High Income Bond Portfolio (Federated)*	5/1/98	High Yield Bond
Western Asset Core Plus VIT Portfolio (Legg Mason)	5/1/15	High Yield Bond
PIMCO Real Return Portfolio	9/30/99	Inflation-Protected Bond
Flexible Bond Portfolio (Janus Aspen)	12/31/99	Intermediate-Term Bond
Morgan Stanley UIF Core Plus Fixed Income Portfolio	5/1/03	Intermediate-Term Bond
PIMCO Total Return Portfolio	12/31/97	Intermediate-Term Bond
PIMCO Low Duration Portfolio	2/16/99	Short-Term Bond
PIMCO Short-Term Portfolio	9/30/99	Ultrashort Bond
PIMCO Global Bond Portfolio (Unhedged)	1/10/02	World Bond

MVP	Inception Date	Asset Category
TOPS® Managed Risk Growth ETF Portfolio	5/1/12	Aggressive Allocation
Federated Managed Volatility Fund II	2/10/94	Conservative Allocation
Risk Managed Balanced Portfolio (Janus/AnchorPath)*	5/1/14	Conservative Allocation
TOPS® Managed Risk Balanced ETF Portfolio	5/1/12	Conservative Allocation
INTECH U.S. Low Volatility Portfolio (Janus Aspen)	9/6/12	Large Cap Blend
AB VPS Dynamic Asset Allocation Portfolio	4/1/11	Moderate Allocation
Balanced Portfolio (ICON)*	5/1/04	Moderate Allocation

MVP	Inception Date	Asset Category
Federated Managed Tail Risk Fund II	6/19/00	Moderate Allocation
Fidelity® VIP Target Volatility Portfolio	2/13/13	Moderate Allocation
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	11/30/11	Moderate Allocation
TOPS® Managed Risk Moderate Growth ETF Portfolio	5/1/12	Moderate Allocation
AB VPS Global Risk Allocation-Moderate Portfolio	4/27/15	Tactical Allocation
Goldman Sachs Global Trends Allocation Fund	4/16/12	Tactical Allocation
PIMCO Global Diversified Allocation Portfolio	4/30/12	Tactical Allocation
Franklin VolSmart Allocation VIP Fund	4/1/13	World Allocation
Invesco V.I. Balanced-Risk Allocation Fund	1/23/09	World Allocation
Lazard Retirement Global Dynamic Multi Asset Portfolio	4/30/12	World Allocation

ASSET ALLOCATION	Inception Date	Asset Category
Franklin Founding Funds Allocation VIP Fund	2/29/08	Aggressive Allocation
Omni Portfolio (Suffolk)*	9/10/84	Aggressive Allocation
Franklin Income VIP Fund	2/29/08	Conservative Allocation
Balanced Portfolio (Janus Aspen)	9/13/93	Moderate Allocation
MFS® Total Return Series	5/1/00	Moderate Allocation
Ivy Funds VIP Asset Strategy	5/1/95	World Allocation

LARGE CAP STOCK	Inception Date	Asset Category
Appreciation Portfolio (Dreyfus)	12/29/00	Blend
Bristol Portfolio (Suffolk)*	5/1/02	Blend
Capital Appreciation Portfolio (Jennison)*	4/30/94	Blend
Equity Portfolio (ClearBridge)*	1/14/71	Blend

*	Subadviser to Ohio National Investments, Inc. for a Portfolio of Ohio National Fund, Inc.

†

An investment in the Fidelity VIP Government Money Market Portfolio is not insured or guaranteed by the FDIC or any other government agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

LARGE CAP STOCK
Inception Date Asset Category
Goldman Sachs U.S. Equity Insights Fund 1/9/06 Blend
Lazard Retirement U.S. Strategic Equity Portfolio 3/18/98 Blend
Lazard Retirement Emerging Markets Equity Portfolio 11/4/97 Emerging Markets Equity
International Portfolio (Federated)* 5/3/93 Foreign Blend
Lazard Retirement International Equity Portfolio 9/1/98 Foreign Blend
Overseas Portfolio (Janus Aspen) 5/2/94 Foreign Blend
Invesco V.I. International Growth Fund 9/19/01 Foreign Growth
Templeton Foreign VIP Fund (Franklin) 2/29/08 Foreign Value
Aggressive Growth Portfolio (Janus)* 3/31/95 Growth
Bristol Growth Portfolio (Suffolk)* 5/1/07 Growth
Fidelity® VIP Contrafund® Portfolio 1/3/95 Growth
Fidelity® VIP Growth Portfolio 10/9/86 Growth
Franklin Flex Cap Growth VIP Fund 2/29/08 Growth
Goldman Sachs Strategic Growth Fund 1/9/06 Growth
Janus Portfolio (Janus Aspen) 9/13/93 Growth
Jennison 20/20 Focus Portfolio (Prudential) 5/3/99 Growth
Jennison Portfolio (Prudential) 4/25/95 Growth
MFS® Massachusetts Investors Growth Stock Portfolio 8/24/01 Growth
Morgan Stanley UIF Growth Portfolio 5/5/03 Growth
Target VIP Portfolio (First Trust)* 11/2/05 Growth
ClearBridge Variable Dividend Strategy Portfolio 4/27/07 Value
ClearBridge Variable Large Cap Value Portfolio 2/17/98 Value
Fidelity® VIP Equity-Income Portfolio 10/9/86 Value
Goldman Sachs Large Cap Value Fund 7/24/07 Value
Strategic Value Portfolio (Federated)* 5/1/98 Value
Global Research Portfolio (Janus Aspen) 9/13/93 World Stock
MID CAP STOCK Inception Date Asset Category
JPMorgan Insurance Trust Mid Cap Value Portfolio 9/28/01 Blend
International Small-Mid Company Portfolio (Federated)* 3/31/95 Foreign
Federated Kaufmann II 5/1/03 Growth
Fidelity® VIP Mid Cap Portfolio 12/31/98 Growth
MFS® Mid Cap Growth Series 5/1/00 Growth
Mid Cap Opportunity (Goldman Sachs)* 1/3/97 Growth
AMT Mid Cap Intrinsic Value Portfolio (Neuberger Berman) 4/29/05 Value
SMALL CAP STOCK Inception Date Asset Category
JPMorgan Insurance Trust Small Cap Core Portfolio 1/3/95 Blend Lazard Retirement U.S. Small-Mid Cap Equity Portfolio11/4/97 Blend Royce Micro-Cap Portfolio 12/31/96 Blend Royce Small-Cap Portfolio 12/31/96 Blend ClearBridge Small Cap Portfolio* 5/1/98 Growth Bryton Growth Portfolio (Suffolk)* 5/1/02 Growth
MFS® New Discovery Series 5/1/00 Growth Small Cap Growth Portfolio (Janus)* 1/3/97 Growth
SECTOR/INDEX Inception Date Asset Category
PIMCO CommodityRealReturn® Strategy Portfolio 6/30/04 Commodities
Nasdaq-100® Index Portfolio (Ohio National) 5/1/00 Large Cap Growth
S&P 500® Index Portfolio (Ohio National) 1/3/97 Large Cap Blend
Ivy Funds VIP Global Natural Resources 4/28/05 Natural Resources
Fidelity® VIP Real Estate Portfolio 11/6/02 Real Estate
Morgan Stanley UIF U.S. Real Estate Portfolio 11/5/02 Real Estate
Ivy Funds VIP Science and Technology 4/4/97 Technology

Managed Volatility Portfolios (MVPs)

Volatility, unpredictability and investment risk are factors that you should consider when investing your retirement assets. National Security’s innovative suite of MVPs is designed to address all three.

In addition to traditional asset allocation, these portfolios have active management strategies in place to alter allocations dynamically when volatility looms. The MVPs seek to reduce extreme market volatility. While market gains may also be reduced, managing downside volatility may result in more consistent, predictable returns over time.

Because the Managed Volatility Portfolios (MVPs) are managed to mitigate downside risk, they may underperform during periods of market appreciation.

MANAGED RISK CATEGORY
Volatility Management Strategy/Volatility Range
Target Allocation
AB VPS Global Risk Allocation-Moderate Portfolio Leverages a differentiated perspective on risk to manage global equity and fixed income allocations. Focused on expected market losses, not volatility, as a measure of risk in an effort to serve as a diversifier to other managed risk strategies. Taps into leading market indicators to prevent drawdowns earlier while retaining higher upside potential. 65% Equities (40–90% range) 35% Fixed Income (10–60% range) 90% Maximum Equity Exposure Federated Managed Tail Risk Fund II
During periods of historically high market volatility, the Fund may deploy index futures and options in an attempt to further lower downside risk.
The Fund utilizes Federated’s globally diversified asset allocation model to guide the Fund. The strategic allocation is designed for robust tail behavior and tactical decisions are made relative to pre-specified neutral points.
Franklin VolSmart Allocation VIP Fund The Fund’s investment goal is total return (including income and capital gains) while seeking to manage volatility. Under normal market conditions, the Fund seeks to achieve its investment goal by using an asset allocation strategy to diversify the Fund’s Portfolio across certain asset classes (principally U.S. equity and fixed income securities) and sectors while seeking to manage the expected volatility of the Fund’s returns so that it does not exceed a target of 10% per year. 60% Equity Funds and Strategies 30% Fixed Income Funds 10% Multi-Asset Funds
70% Maximum Equity Exposure
PIMCO Global Diversified Allocation Portfolio Gains its baseline market exposure primarily through actively managed PIMCO equity and fixed income funds. Seeks to target an annualized volatility level of approximately 10%. Manages volatility by buying or selling equity futures to adjust Portfolio equity exposure, based on a daily algorithm. Invests in equity put options to hedge against unexpected market shocks. 60% Equities (15–80% range) 40% Fixed Income

NScore Individual Variable Annuity Investment Requirements: Guaranteed Lifetime Withdrawal Benefit and Guaranteed Principal Protection Riders

MANAGED RISK CATEGORY	MINIMUM	MAXIMUM	TARGET VOLATILITY CATEGORY	MINIMUM	MAXIMUM
Category	50%	100%	Category	0%	50%
Portfolio	0%	50%	Portfolio	0%	25%

Please note: Important risk disclosure information can be found on the back of this brochure.

*  Subadviser to Ohio National Investments, Inc. for a Portfolio of Ohio National Fund, Inc.

MANAGED RISK CATEGORY
Volatility Management Strategy/Volatility Range Target Allocation
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio 70% Equities (60–75% range) Employs dynamic rebalancing, which may increase the Fund’s exposure to 30% Fixed Income (25–40% range) short-term defensive investments in response to negative fund performance. Applies a hedge overlay of exchange-traded options, typically highly-liquid, widely-traded put options to manage volatility.
Risk Managed Balanced Portfolio (Janus/AnchorPath)*
No target allocation
Actively-managed balanced strategy that dynamically allocates between equity and fixed income based on risk-adjusted return opportunities. Enhanced risk management overlay sleeve can go long or short the market with the potential to reduce investment risk and protect gains. Ability to have up to 75% equity exposure
TOPS® Managed Risk Balanced ETF Portfolio As equity market volatility increases, fund managers shift hedge assets continuously to attempt to manage volatility. 50% Equities plus or minus effect of hedge overlay (0–50% range) Volatility target of 8% (5–11% range). 50% Maximum Equity Exposure
TOPS® Managed Risk Moderate Growth ETF Portfolio
As equity market volatility increases, fund managers shift hedge assets continuously to attempt to manage volatility. 65% Equities plus or minus effect of hedge overlay (0–65% range)
Volatility target of 10% (6–14% range). 65% Maximum Equity Exposure

Because the Managed Volatility Portfolios (MVPs) are managed to mitigate downside risk, they may underperform during periods of market appreciation.

TARGET VOLATILITY CATEGORY
Volatility Management Strategy/Volatility Range
Target Allocation
AB VPS Dynamic Asset Allocation Portfolio
60% Equities (0–80% range)
• Actively-managed asset allocation adapts to changing market conditions, taking more
40% Fixed Income
risk when return compensation is high and reducing Portfolio volatility when market
(20–100% range)
risks are elevated.
80% Maximum Equity Exposure
Adjust allocations to maintain 12% cap on forecasted volatility from equities.
Balanced Portfolio (ICON)*
60% Equities with options
To manage the risk of holding equity securities, or for investment purposes, the Portfolio overlay (0–75% range)
may write call options or purchase puts on the securities in the Portfolio or indexes.
40% Fixed Income
• While the Portfolio does not target a specific volatility range, the allocations and
(25–100% range)
options hedge are actively managed dependent on market valuations.
Federated Managed Volatility Fund II
40% Equities (30–50% range)
• Seeks to target an annualized volatility level for the Fund’s returns of approximately
60% Fixed Income (50–70%)
10% with equity index futures executed as needed to maintain an 8–12% annualized forecasted volatility range.
Fidelity® VIP Target Volatility Portfolio
60% Equities
Using a 60-day historical analysis, each day a one-month forward volatility forecast is
35% Fixed Income
developed. The manager adjusts allocations seeking to maintain a forecasted volatility
5% Short-Term Investments
range of 8.5–11.5%.
Volatility target of 10% over a rolling 1-year period (8.5–11.5% range).
85% Maximum Equity Exposure
Goldman Sachs Global Trends Allocation Fund
60% Equities (40–80% range)
Central to the Fund’s investment process is the targeted approach to volatility
40% Fixed Income
management with an emphasis on positioning against portfolio losses. The team
(20–60% range)
actively manages the Fund’s volatility on a daily basis, attempting to nimbly navigate risk/on and risk/off decisions.
80% Maximum Equity Exposure

NScore Individual Variable Annuity Investment Requirements: Guaranteed Lifetime Withdrawal Benefit and Guaranteed Principal Protection Riders

MANAGED RISK CATEGORY	MINIMUM	MAXIMUM	TARGET VOLATILITY CATEGORY	MINIMUM	MAXIMUM
Category	50%	100%	Category	0%	50%
Portfolio	0%	50%	Portfolio	0%	25%

Please note: Important risk disclosure information can be found on the back of this brochure.

*	Subadviser to Ohio National Investments, Inc. for a Portfolio of Ohio National Fund, Inc.

†	The Index is a broad-based, unmanaged stock index including reinvestment of dividends and cannot be purchased directly by investors. Because the stock market can be volatile, the portfolio’s performance may be subject to substantial short-term changes.

TARGET VOLATILITY CATEGORY
Volatility Management Strategy/Volatility Range
INTECH U.S. Low Volatility Portfolio (Janus Aspen)
Equity strategy that utilizes a mathematical investment process to stock selection; seeks returns similar to the S&P 500® Index† with lower absolute volatility over a full market cycle.
Invesco V.I. Balanced-Risk Allocation Fund
Targets 6–10% total risk by balancing across equities, fixed income and commodities and then making tactical shifts to match the current environment.
Seeks to participate in up markets with a focus on protecting in down markets.
Lazard Retirement Global Dynamic Multi Asset Portfolio
The investment team’s approach seeks to align the Fund’s volatility with the targeted range via dynamic asset allocation across selected Lazard global equity and fixed income strategies, thereby smoothing the Portfolio’s return profile.
Volatility target of 10% (8–12% range).
TOPS® Managed Risk Growth ETF Portfolio
As equity market volatility increases, fund managers shift hedge assets continuously to attempt to manage volatility.
Volatility target of 12% (8–16% range).
Target Allocation
100% Equities (95–100% range)
0% Cash (0–5% range)
100% Maximum Equity Exposure
16–50% Risk contribution for each asset class (equities, fixed income, commodities)
50% Maximum Equity Exposure
No minimum or maximum equity exposure
85% Equities plus or minus effect of hedge overlay (0–85% range)
85% Maximum Equity Exposure

Dynamic Asset Allocation Models**

Simplify the asset allocation process with our pre-set dynamic asset allocation models designed to provide diversification among various investment classes and fund managers. Each model offers a blend of equity and fixed investments, allowing you to select the best fit for your investment needs.

MODEL 1: CONSERVATIVE

PIMCO Total Return Portfolio	47%
PIMCO Real Return Portfolio	21%
High Income Bond Portfolio (Federated)*	11%
Capital Appreciation Portfolio (Jennison)*	4%
Goldman Sachs Large Cap Value Fund	4%
Strategic Value Portfolio (Federated)*	4%
Equity Portfolio (ClearBridge)*	3%
Bristol Portfolio (Suffolk)*	2%
Lazard Retirement International Equity Portfolio	2%
Templeton Foreign VIP Fund (Franklin)	2%

MODEL 2: MODERATELY CONSERVATIVE

PIMCO Total Return Portfolio	39%
PIMCO Real Return Portfolio	15%
High Income Bond Portfolio (Federated)*	8%
Lazard Retirement International Equity Portfolio	6%
Capital Appreciation Portfolio (Jennison)*	5%
Equity Portfolio (ClearBridge)*	5%
Goldman Sachs Large Cap Value Fund	5%
Strategic Value Portfolio (Federated)*	5%
Templeton Foreign VIP Fund (Franklin)	4%
Bristol Growth Portfolio (Suffolk)*	2%
Bristol Portfolio (Suffolk)*	2%
Fidelity® VIP Mid Cap Portfolio	2%
Fidelity® VIP Real Estate Portfolio	2%

MODEL 3: BALANCED

PIMCO Total Return Portfolio	23%
Lazard Retirement International Equity Portfolio	10%
PIMCO Real Return Portfolio	8%
Goldman Sachs Large Cap Value Fund	7%
Templeton Foreign VIP Fund (Franklin)	7%
Capital Appreciation Portfolio (Jennison)*	6%
Equity Portfolio (ClearBridge)*	6%
High Income Bond Portfolio (Federated)*	5%
Bristol Portfolio (Suffolk)*	4%
Fidelity® VIP Mid Cap Portfolio	4%
Small Cap Growth Portfolio (Janus)*	4%
Strategic Value Portfolio (Federated)*	4%
Lazard Retirement Emerging Markets Equity Portfolio	3%
Royce Small-Cap Portfolio	3%
Bristol Growth Portfolio (Suffolk)*	2%
Bryton Growth Portfolio (Suffolk)*	2%
Fidelity® VIP Real Estate Portfolio	2%

**	Ohio National Investments, Inc. selects and maintains our Models in consultation with Fund Evaluation Group, LLC (FEG). FEG is a national investment advisory services provider based in Cincinnati, Ohio. To learn more about FEG, please visit their website at www.feg.com.

MODEL 4: MODERATE GROWTH

Lazard Retirement International Equity Portfolio	13%
PIMCO Total Return Portfolio	13%
Templeton Foreign VIP Fund (Franklin)	10%
Goldman Sachs Large Cap Value Fund	8%
Capital Appreciation Portfolio (Jennison)*	7%
Equity Portfolio (ClearBridge)*	7%
Strategic Value Portfolio (Federated)*	7%
Fidelity® VIP Mid Cap Portfolio	5%
Small Cap Growth Portfolio (Janus)*	5%
Bristol Portfolio (Suffolk)*	4%
Bryton Growth Portfolio (Suffolk)*	4%
Lazard Retirement Emerging Markets Equity Portfolio	4%
PIMCO Real Return Portfolio	3%
Bristol Growth Portfolio (Suffolk)*	2%
ClearBridge Small Cap Portfolio*	2%
Fidelity® VIP Real Estate Portfolio	2%
High Income Bond Portfolio (Federated)*	2%
Royce Small-Cap Portfolio	2%

MODEL 5: GROWTH

Lazard Retirement International Equity Portfolio	15%
Templeton Foreign VIP Fund (Franklin)	12%
Equity Portfolio (ClearBridge)*	9%
Goldman Sachs Large Cap Value Fund	9%
Capital Appreciation Portfolio (Jennison)*	8%
Strategic Value Portfolio (Federated)	8%
ClearBridge Small Cap Portfolio*	6%
Small Cap Growth Portfolio (Janus)*	6%
Bristol Portfolio (Suffolk)*	5%
Fidelity® VIP Mid Cap Portfolio	5%
Lazard Retirement Emerging Markets Equity Portfolio	5%
Bryton Growth Portfolio (Suffolk)*	4%
Bristol Growth Portfolio (Suffolk)*	3%
PIMCO Real Return Portfolio	3%
Fidelity® VIP Real Estate Portfolio	2%

MANAGED VOLATILITY MODEL

PIMCO Global Diversified Allocation Portfolio	15%
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	15%
TOPS® Managed Risk Balanced ETF Portfolio	11%
TOPS® Managed Risk Moderate Growth ETF Portfolio	11%
Fidelity® VIP Target Volatility Portfolio	10%
Goldman Sachs Global Trends Allocation Fund	10%
INTECH U.S. Low Volatility Portfolio (Janus Aspen)	6%
Federated Managed Volatility Fund II	5%
Risk Managed Balanced Portfolio (Janus/AnchorPath)*	5%
Balanced Portfolio (ICON)*	4%
TOPS® Managed Risk Growth ETF Portfolio	4%
Invesco V.I. Balanced-Risk Allocation Fund	2%
Lazard Retirement Global Dynamic Multi Asset Portfolio	2%

* Subadviser to Ohio National Investments, Inc. for a Portfolio of Ohio National Fund, Inc.

AllianceBernstein Investments, Inc. (ABI) is the distributor of the AB family of mutual funds. ABI is a member of FINRA and is an affiliate of AllianceBernstein L.P., the manager of the funds. The [A/B] logo is a service mark of AllianceBernstein and AllianceBernstein® is a registered trademark used by permission of the owner, AllianceBernstein L.P.

BNY Mellon Investment Management is one of the world’s leading investment management organizations and one of the top U.S. wealth managers, encompassing BNY Mellon’s affiliated investment management firms, wealth management services and global distribution companies.

The Bristol, Bristol Growth and Bryton Growth Portfolios, subadvised by Suffolk Capital Management LLC, were added to the models at the request of Ohio National, which is an affiliate of National Security. Suffolk Capital Management LLC is a subsidiary of Ohio National Financial Services.

Federated is a registered trademark of Federated Investors, Inc.

Fidelity® Investments & Pyramid Design is a registered service mark of FMR LLC.

Invesco Distributors Inc. (IDI) is the U.S. distributor for the Invesco’s V.I. Funds. Both IDI and Invesco Advisors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

Janus Distributors LLC is the distributor of Janus Aspen Series portfolios. INTECH Investment Management LLC is a subsidiary of Janus Capital Group Inc. and serves as the subadviser on certain products. Janus and INTECH are registered trademarks of Janus International Holding LLC.

Morgan Stanley Investment Management is the asset management division of Morgan Stanley.

The TOPS® Managed Risk ETF Portfolios are managed by ValMark Advisers, Inc. and distributed by Northern Lights Distributors, LLC, member FINRA/SIPC. Northern Lights Distributors, LLC is not affiliated with ValMark Advisers, Inc. or Milliman, Inc.

© 2015 Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results.

The asset classes shown for the Portfolios are as of 9/30/15.

Over time, a portfolio’s current asset class, investment style or category may change. If a portfolio focuses on a particular investment style, its performance will sometimes be better or worse than the performance of funds focusing on other types of investments. Performance may fluctuate with current market and economic conditions.

Fixed Income Risk: Investments in fixed income securities are subject to interest rate risk, the fluctuation of the interest rate, and credit risk, the issuer’s ability to make timely payments of interest or principal. The lower the credit rating, the higher the risk of default. Fixed income securities with lower ratings (commonly known as “junk bonds”) tend to have a higher probability that an issuer will default or fail to meet its payment obligations. Capitalization Size Risk (Small/Mid): Small and mid cap stocks are often more volatile than large cap stocks – smaller companies are often more volatile than larger companies – smaller companies generally face higher risks due to their limited product lines, markets and financial resources. Commodity and Derivative Risk: Investments in commodities (and related instruments) and derivative instruments such as options, futures, forwards or swaps can be riskier than traditional investments, and may be more volatile. ETF Risk: Investments in ETFs bear the share of the ETF’s expenses and run the risk that the ETF may not achieve its investment objective. Foreign (Non-U.S.) Risk: Non-U.S. securities may be more volatile because of political, regulatory, market and economic uncertainties associated with such securities. Fluctuations in currency exchange rates may negatively affect the value of the investment or reduce returns. These risks are magnified in emerging or developing markets. Interest Rate Risk: The risk that fixed income securities will decline in value because of an increase in interest rates. Large Cap Risk: Larger more established companies may be unable to respond quickly to new competitive challenges such as changes in technology and consumer tastes. Many larger companies also may not be able to attain the high growth rate of successful smaller companies, especially during extended periods of economic expansion. Liquidity Risk: The difficulty of purchasing or selling a security at an advantageous time or price. Real Estate Risk: Investments in real estate could decline due to a variety of factors that affect the real estate market. REITs have additional risks; they are dependent on the capability of their managers, they may have limited diversification, and they can be affected by changes in taxes.

In order to invest in Dynamic Model portfolios, you must sign Form 7215, an Agreement Form that designates Ohio National Investments, Inc. (ONII) as a limited purpose Registered Investment Adviser only for developing the Models and permitting periodic updates.

The asset allocation Models attempt to create model allocations for the underlying variable portfolios that will provide consistent, risk-adjusted performance. There is no guarantee that these Model allocations will produce the desired results. The results will depend upon the ability of the underlying variable portfolios to achieve their investment objectives. The Model is rebalanced quarterly.

There is general market risk when investing in equities. Stock prices can fluctuate over a wide range in the short term or over extended periods of time. These price fluctuations may result from factors affecting individual companies, sectors or the securities market as a whole. There is no guarantee that the stock market or any particular underlying stock will increase in value.

Neither asset allocation nor diversification assures a profit or protects against a loss in declining markets. All Models may not be available with all riders. See product prospectus for investment limitations and details. Some portfolios contain different investments than similarly named retail mutual funds offered by the portfolio manager. Investment results may be higher or lower.

Volatility is a statistical measurement of the frequency and level of changes in the value of an asset, index or instrument without regard to the direction of those changes. Volatility may result from rapid and dramatic price swings. There can be no guarantee that a portfolio will maintain its annualized volatility target. Furthermore, while volatility management seeks competitive returns with more consistent volatility of returns, the attainment and maintenance of the target volatility does not ensure that a portfolio will deliver competitive returns.

Variable annuities are sold by prospectuses, which contain more complete information including fees, surrender (contingent deferred sales) charges and other costs that may apply.

To obtain current prospectuses, contact your financial professional or visit nslac.com. Please read the product and fund prospectuses carefully before you invest or send money. Investors should consider the investment objectives, strategies, risk factors and charges and expenses of the underlying portfolios carefully before investing. The fund prospectus contains this and other information about the underlying variable portfolios.

Early withdrawals or surrenders may be subject to surrender charges. Withdrawals are also subject to ordinary income tax and, if taken prior to age 59 1⁄2, a 10% federal tax penalty may apply. For tax purposes only, withdrawals will come first from any gain in the contract. Federal and state tax laws in this area are complex and subject to change. Consult your personal tax adviser on all tax matters. Withdrawals may reduce the death benefit, cash surrender value and any living benefit amount.

Variable annuities are long-term investment vehicles designed to accumulate money on a tax-deferred basis for retirement purposes. Upon retirement, variable annuities may pay out an income stream of a series of payments or a lump sum. If you die during the accumulation or payout phase, your beneficiary may be eligible to receive any remaining Contract Value.

Guarantees are based upon the claims-paying ability of National Security Life and Annuity Company. Guarantees do not apply to the investment performance or account value of the underlying variable portfolios. As with any investment, investing in variable portfolios involves risk, including possible loss of principal. National Security Life and Annuity Company is financially responsible for the products it offers. Ohio National Equities, Inc. has no responsibility for the financial condition or contractual obligations of National Security.

The product offerings of National Security Life and Annuity Company are available for sale only in the state of NY.

Variable Annuity Issuer:	Variable Annuity Distributor:
National Security Life and Annuity Company	Ohio National Equities, Inc.
810 Seventh Avenue	Member FINRA
Suite 3600	One Financial Way
New York, NY 10019	Cincinnati, OH 45242
513.794.6100

Form 9275-NSLAC 2-16	© 2016 National Security Life and Annuity Company